Exhibit 99.1

Press Release

RLJ Lodging Trust Appoints Robin Zeigler to Board of Trustees

Bethesda, MD, February 22, 2022 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today announced the appointment of Robin Zeigler, a real estate executive with over 25 years of experience in the industry, to the Company’s Board of Trustees (the “Board”). Ms. Zeigler’s appointment as a new independent member of the Board is effective immediately, and she will join the Board’s Audit Committee and Nominating and Corporate Governance Committee. Ms. Zeigler will stand for election as a Board-recommended nominee at the 2022 Annual Meeting of Shareholders.

“On behalf of the Trustees and the RLJ management team, we are thrilled to welcome Robin to our Board,” commented Leslie D. Hale, President and Chief Executive Officer. “Robin has extensive real estate experience and is a seasoned public REIT executive. She is joining at an exciting time for the Company as we enter into the lodging recovery well situated to pursue multiple channels of growth.”

Since March 2016, Ms. Zeigler has served as Executive Vice President, Chief Operating Officer of Cedar Realty Investment Trust (NYSE: CDR), where she oversees 9 million square feet of grocery anchored shopping centers as well as the redevelopment of Cedar’s mixed-use assets. Prior to Cedar Realty, she held a variety of asset management and operations positions over ten years at Federal Realty Investment Trust (NYSE: FRT), culminating in her role as Chief Operating Officer, Mid-Atlantic Region where she was responsible for the operation of 40 shopping centers and mixed-use assets in Washington, DC, Virginia, Florida and North Carolina. Ms. Zeigler previously held portfolio management roles at KeyBank Real Estate Capital and Lend Lease Real Estate Investments and served as a Senior Real Estate Auditor at Ernst & Young LLP in Atlanta, Georgia.

Ms. Zeigler graduated Magna Cum Laude with a Bachelor of Science in Accounting from Florida A&M University, and holds a Masters of Business Administration in Real Estate from Georgia State University.

Forward-Looking Statements

This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, the impact of the pandemic on global and regional economies, travel, and economic activity; public adoption rates of COVID-19 vaccines, including booster shots, and their effectiveness against emerging variants of COVID-19, such as the Delta and Omicron variants, and the pace of recovery when the COVID-19 pandemic subsides; increased direct and indirect competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks or fear of hostilities that affect travel and epidemics and/or pandemics, including COVID-19; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2021 that will be filed on February 24, 2022 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

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Additional Contact:

Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774

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http://www.rljlodgingtrust.com